Exhibit 31.2
Certifications under Section 302 of the Sarbanes-Oxley Act of 2002

I, Raj Mehra, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2016 of Middleburg Financial Corporation (this "Report"); and

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 31, 2017	/s/ Raj Mehra
Raj Mehra Executive Vice President & Chief Financial Officer